UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OLD DOMINION FREIGHT LINE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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OLD DOMINION FREIGHT LINE, INC.

500 Old Dominion Way

Thomasville, North Carolina 27360

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Old Dominion Freight Line, Inc. (the “Company”) will be held Monday, May 16, 2005, at 10:00 a.m. local time, in the Company’s executive offices, 500 Old Dominion Way, Thomasville, North Carolina 27360, for the following purposes:

1.	To elect a board of nine directors of the Company.

2.	To transact such other business as may be brought before the meeting.

Shareholders of record at the close of business on March 23, 2005, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Joel B. McCarty, Jr. Secretary

Thomasville, North Carolina

April 15, 2005

If you do not intend to be present at the meeting, please sign, date and return the accompanying proxy promptly so that your shares of Common Stock may be represented and voted at the Annual Meeting. A return envelope is enclosed for your convenience.

OLD DOMINION FREIGHT LINE, INC.

Executive Offices: 500 Old Dominion Way

Thomasville, North Carolina 27360

PROXY STATEMENT

This Proxy Statement is being sent to shareholders on or about April 15, 2005, in connection with the solicitation of proxies by the Board of Directors of Old Dominion Freight Line, Inc. (the “Company”, “we”, “us” or “our”) for use at the Annual Meeting of Shareholders to be held at the Company’s executive offices on Monday, May 16, 2005, at 10:00 a.m. local time, and at any adjournment thereof (the “Annual Meeting”).

GENERAL

The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost of such solicitation will be borne by us. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and we will reimburse them for their reasonable expenses in so doing.

The Board of Directors has fixed March 23, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On March 23, 2005, there were 24,845,235 outstanding shares of common stock (the “Common Stock”) of the Company, each entitled to one vote.

The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date constitutes a quorum for purposes of conducting business at the meeting. Shareholders do not have cumulative voting rights in the election of directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect, although they will be counted for purposes of establishing the presence of a quorum. Brokers who are members of the New York Stock Exchange, Inc. and who hold shares in street name for customers have authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors.

Where a choice is specified on any proxy as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made but the proxy is properly signed, the shares represented thereby will be voted in favor of each proposal. Such proxies, whether submitted by shareholders of record or by brokers holding shares in street name for their customers (“broker non-votes”), will be voted in favor of nominees for directors. Broker non-votes will not be counted either way in voting on other matters (where direction of beneficial owners is required) and, therefore, will have the effect of negative votes.

Any shareholder submitting the accompanying proxy has the right to revoke it by notifying the Secretary of the Company in writing at any time prior to the voting of the proxy. A proxy is suspended if the person giving the proxy attends the meeting and elects to vote in person.

Management is not aware of any matters, other than those specified above, that will be presented for action at the meeting, but, if any other matters do properly come before the meeting, the persons named as agents in the proxy will vote upon such matters in accordance with the recommendations of management.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock, $0.10 par value, the only class of voting security, as of March 24, 2005, or such other date as indicated in the footnotes to the table, for (i) each person known by us to own beneficially more than five percent of our Common Stock; (ii) each director; (iii) each executive officer; and (iv) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of March 24, 2005 are deemed to be outstanding. These shares, however, are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed shareholders is c/o Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, NC 27360. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder’s name.

Name of Beneficial Owner	Shares Beneficially Owned (1)		Percent
David S. Congdon	1,829,533	(2)	7.4%

Earl E. Congdon	1,552,783	(3)	6.2%

John R. Congdon 7511 Whitepine Road Richmond, VA 23237	1,426,365	(4)	5.7%

Jeffrey W. Congdon 7511 Whitepine Road Richmond, VA 23237	1,371,981	(5)	5.5%

Munder Capital Management Munder Capital Center 480 Pierce Street Birmingham, MI 48009	1,296,804	(6)	5.2%

John R. Congdon, Jr. 7511 Whitepine Road Richmond, VA 23237	1,238,854	(7)	5.0%

Name of Beneficial Owner	Shares Beneficially Owned (1)		Percent
John B. Yowell	987,785	(8)	4.0%

John A. Ebeling	11,250		*

J. Wes Frye	6,429	(9)	*

J. Paul Breitbach	5,250		*

Joel B. McCarty, Jr.	5,175	(10)	*

Harold G. Hoak	2,250		*

Franz F. Holscher	2,250		*

Robert G. Culp, III	450	(11)	*

All Directors and Executive Officers as a Group (12 persons)	6,071,400	(12)	24.4%

*	Less than 1%.

(1)	Except as described below, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

(2)	Includes (i) 17,469 shares owned of record by the named shareholder; (ii) 2,250 shares obtainable upon exercise of stock options exercisable within 60 days; (iii) 342,754 shares held as trustee of the David S. Congdon Revocable Trust; (iv) 80,000 shares held as trustee of the David S. Congdon Grantor Retained Annuity Trust, dated May 27, 2004; (v) 206,136 shares held as custodian for minor children of the shareholder; (vi) 22,941 shares held as trustee of an Irrevocable Trust, dated December 18, 1998, f/b/o Marilyn Congdon; (vii) 22,941 shares held as trustee of an Irrevocable Trust, dated December 18, 1998, f/b/o Kathryn Congdon; (viii) 22,941 shares held as trustee of an Irrevocable Trust, dated December 18, 1998, f/b/o Ashlyn Congdon; (ix) 671,474 shares held through shared voting and investment rights as trustee under the Earl E. Congdon Intangibles Trust, dated July 23, 2003; (x) 231,750 shares held through shared voting and investment rights as trustee under the Kathryn W. Congdon Intangibles Trust; (xi) 183,877 shares held through shared voting and investment rights with the shareholder’s spouse as trustee under the David S. Congdon Irrevocable Trust #1, dated December 1, 1992; and (xii) 25,000 shares owned by the shareholder’s spouse.

(3)

Includes (i) 671,474 shares held through shared voting and investment rights as grantor of the Earl E. Congdon Intangibles Trust, dated July 23, 2003; (ii) 450,000 shares owned through the Earl E. Congdon Grantor Retained Annuity Trust 2004; (iii) 105,809 shares held by the shareholder’s spouse as trustee of The Earl E. Congdon GRAT Remainder Trust; (iv) 93,750 shares held through shared voting and investment rights as grantor of the 1998 Earl E. Congdon Family Trust; and (v) 231,750 shares owned beneficially by the shareholder’s spouse through shared voting and investment rights under the Kathryn W. Congdon Intangibles Trust, with respect to which Earl E. Congdon disclaims beneficial ownership.

(4)	Includes (i) 1,328,718 shares held as trustee of the John R. Congdon Revocable Trust; (ii) 93,750 shares held through shared voting and investment rights as trustee of the 1998 Earl E. Congdon Family Trust; and (iii) 3,897 shares owned by the shareholder’s spouse as trustee of the Natalie Congdon Revocable Trust, with respect to which John R. Congdon disclaims beneficial ownership.

(5)	Includes (i) 483,049 shares held as trustee of the Jeffrey W. Congdon Revocable Trust; (ii) 145,812 shares held as trustee of the John R. Congdon Trust for Michael Davis Congdon; (iii) 145,812 shares held as trustee of the John R. Congdon Trust for Peter Whitefield Congdon; (iv) 145,812 shares held as trustee of the John R. Congdon Trust for Mary Evelyn Congdon; (v) 150,499 shares held as co-trustee of the John R. Congdon Trust for Hunter Andrew Terry; (vi) 150,498 shares held as co-trustee of the John R. Congdon Trust for Nathaniel Everett Terry; and (vii) 150,499 shares held as co-trustee of the John R. Congdon Trust for Kathryn Lawson Terry.

(6)	Based on information obtained from a Schedule 13G dated February 9, 2005, filed with the SEC, Munder Capital Management (“Munder”) is an investment advisor formed under the general partnership laws of the state of Delaware and is the beneficial owner of 1,296,804 shares of our Common Stock. Munder is the beneficial owner of such stock on behalf of numerous clients who have the right to receive and the power to direct the receipt of dividends from, or the proceeds of the sale of, our Common Stock. No one client has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of our Common Stock.

(7)	Includes (i) 477,166 shares held as trustee of the John R. Congdon, Jr. Revocable Trust; (ii) 155,040 shares held as trustee of the John R. Congdon Trust for Jeffrey Whitefield Congdon, Jr.; (iii) 155,152 shares held as trustee of the John R. Congdon Trust for Mark Ross Congdon; (iv) 150,499 shares held as co-trustee of the John R. Congdon Trust for Hunter Andrew Terry; (v) 150,498 shares held as co-trustee of the John R. Congdon Trust for Nathaniel Everett Terry; and (vi) 150,499 shares held as co-trustee of the John R. Congdon Trust for Kathryn Lawson Terry.

(8)	Includes (i) 38,094 shares owned of record by the named shareholder; (ii) 112,219 shares held as trustee of the Audrey L. Congdon Irrevocable Trust #1, dated December 1, 1992; (iii) 2,250 shares obtainable upon exercise of stock options exercisable within 60 days; (iv) 3,969 shares owned of record by the shareholder’s spouse; (v) 403,218 shares held by the shareholder’s spouse as trustee of the Audrey L. Congdon Revocable Trust, dated March 27, 1992; (vi) 80,000 shares held by the shareholder’s spouse as trustee of the Audrey L. Congdon Grantor Retained Annuity Trust, dated May 28, 2004; (vii) 137,424 shares held by the shareholder’s spouse as custodian for minor children; (viii) 22,941 shares held by the shareholder’s spouse as trustee of an Irrevocable Trust, dated December 18, 1998, f/b/o Megan Yowell; (ix) 22,941 shares held by the shareholder’s spouse as trustee of an Irrevocable Trust, dated December 18, 1998, f/b/o Seth Congdon; and (x) 164,729 shares held by the shareholder’s spouse through shared voting rights as trustee of the Karen C. Vanstory Irrevocable Trust, dated December 1, 1992.

(9)	Includes (i) 2,191 shares owned of record by the named shareholder; (ii) 638 shares owned in the named shareholder’s 401(k) retirement plan; (iii) 3,375 shares obtainable upon exercise of stock options exercisable within 60 days; and (iv) 225 shares owned jointly by the named shareholder and his spouse.

(10)	Includes (i) 1,800 shares owned of record by the named shareholder and (ii) 3,375 shares obtainable upon exercise of stock options exercisable within 60 days.

(11)	Consists of 450 shares owned jointly by the named shareholder and his spouse.

(12)	Includes 996,974 shares for which certain directors and executive officers share voting power with other directors and executive officers; however, these shares are counted only once in the total for the group. Also includes 11,250 shares issuable upon exercise of stock options within 60 days held by certain executive officers.

ELECTION OF DIRECTORS

Our bylaws provide that the number of directors shall be not less than five nor more than nine. The Board of Directors has determined that the number of directors should remain at nine in 2005. Unless authority is withheld, it is intended that proxies received in response to this solicitation will be voted in favor of the nominees. In accordance with its charter and our Corporate Governance Guidelines, the Governance and Nomination Committee has recommended, and the entire Board of Directors has approved, the nine individuals named below to serve as directors until the next Annual Meeting and until their successors shall have been elected and shall qualify. The age and a brief biographical description of each director nominee are set forth below. This information and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to us by the nominees or obtained from filings with the SEC. All of the nominees have consented to serve as directors if elected. Nominees for election as directors are:

Earl E. Congdon (74) joined our company in 1949 and has served as Chairman of the Board of Directors and Chief Executive Officer since 1985 and as a director since 1952. He is a son of E. E. Congdon, one of our founders, the brother of John R. Congdon, the father of David S. Congdon and the father-in-law of John B. Yowell.

John R. Congdon (72) joined us in 1951 and is currently a Senior Vice President. He has served as Vice Chairman of the Board of Directors since 1985 and as a director since 1955. He is also the Chairman of the Board of Directors of Old Dominion Truck Leasing, Inc., a North Carolina corporation that is engaged in the full-service leasing of tractors, trailers and other equipment, to which he devotes more than half of his time. He is a son of E. E. Congdon, one of our founders, the brother of Earl E. Congdon and the father of John R. Congdon, Jr.

John A. Ebeling (67) has been a director since August 1985. He formerly served as Vice Chairman from May 1997 to May 1999 and as President and Chief Operating Officer from August 1985 to May 1997. Mr. Ebeling was previously employed by ANR Freight Systems from 1978 to 1985, holding the positions of Chairman and Chief Executive Officer.

Harold G. Hoak (75) was elected a director in August 1991. Mr. Hoak was formerly employed by Wachovia Bank of North Carolina, N.A. from 1956 to 1989 and served as its Regional Vice President for the Southern Region from 1976 to 1989.

Franz F. Holscher (83) was elected a director in August 1991. He served in a number of executive positions from 1970 to 1987 with Thurston Motor Lines, Inc. and was its Chairman of the Board of Directors from July 1984 through December 1987, when he retired.

David S. Congdon (48) joined our Company in 1978 and, since May 1997, has served as our President and Chief Operating Officer. He has held various positions with us including Vice President – Quality and Field Services, Vice President – Quality, Vice President – Transportation and other positions in operations and engineering. Mr. Congdon became a director in May 1998. He is the son of Earl E. Congdon.

John R. Congdon, Jr. (48) was elected a director in 1998. He currently serves as the Vice Chairman of the Board of Directors of Old Dominion Truck Leasing, Inc., where he has been employed since May 1979. He is the son of John R. Congdon.

J. Paul Breitbach (67) was elected a director in 2003 and is the President of Krispy Kreme Foundation, a non-profit organization established by Krispy Kreme Doughnuts, Inc. Since May 2002, he has served as a director of The Shepherd Street Funds, Inc., a registered investment company. From November 1992 to January 2002, Mr. Breitbach was employed by Krispy Kreme Doughnuts, Inc. where he held Executive Vice President positions in Finance and Administration as well as Support Operations. Mr. Breitbach is a Certified Public Accountant.

Robert G. Culp, III (58) is the Chairman of the Board of Directors of Culp, Inc., a High Point, North Carolina-based producer of upholstery and mattress fabrics, which he co-founded in 1972. Mr. Culp was elected a director in 2003 and also serves on the Board of Directors of Stanley Furniture Company, Inc.

The Board of Directors recommends a vote “FOR” the election of each of the nominees identified above.

EXECUTIVE OFFICERS

The following provides certain information concerning the executive officers of the Company who are not directors:

John B. Yowell (53) joined us in February 1983 and has served as Executive Vice President since May 1997. He has also served the Company as a Vice President in many functional areas including Corporate Services, Operations and Information Systems. He is a son-in-law of Earl E. Congdon.

J. Wes Frye (57) has served as Senior Vice President – Finance since May 1997. He has also served as Chief Financial Officer and Treasurer since joining us in February 1985 and has held the position of Assistant Secretary since December 1987. Mr. Frye is a Certified Public Accountant.

Joel B. McCarty, Jr. (67) was appointed Senior Vice President in May 1997 and has served as General Counsel and Secretary since joining us in June 1987. He was formerly the Assistant General Counsel of McLean Trucking Company and was in private law practice prior to 1985.

CORPORATE GOVERNANCE

Independent Directors

In accordance with the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”), the Company’s Board of Directors must consist of a majority of independent directors, as determined in accordance with NASD Rule 4200(a)(15). The Board has determined that Messrs. Ebeling, Hoak, Holscher, Breitbach and Culp are independent (collectively, the “independent directors”). The Company’s Corporate Governance Guidelines provide that the independent directors of the Board will meet in executive session at least twice each year. Shareholders may communicate with the independent directors by following the procedures set forth in “Shareholder Communications with the Board”, below.

Attendance and Committees of the Board

Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to attend the Annual Meeting and all meetings of the Board, including all meetings of Board committees of which they are members. All directors, except for John R. Congdon, were present at the previous Annual Meeting that was held on May 17, 2004. Our Board of Directors held four quarterly meetings and five special telephonic meetings during 2004, at which all members were present except: (i) John R. Congdon and Robert G. Culp, III were not present at one of the quarterly Board meetings and (ii) J. Paul Breitbach was not present at two of the telephonic Board meetings. The Board of Directors has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Governance and Nomination Committee and the Stock Option Plan Committee. Each member of the Audit Committee, the Compensation Committee and the Governance and Nomination Committee is independent as defined under current Nasdaq listing standards. All directors attended more than 75% of the Board meetings and assigned committee meetings held in 2004.

Executive Committee

The Executive Committee consists of Earl E. Congdon (Chairman), John R. Congdon and David S. Congdon. The Executive Committee is empowered to act between meetings of the Board of Directors with powers of the full Board, to the extent permitted by our bylaws and applicable law. This committee did not meet in 2004.

Audit Committee

The Audit Committee currently consists of J. Paul Breitbach (Chairman), John A. Ebeling and Harold G. Hoak, each of whom the Board of Directors has determined is independent pursuant to applicable SEC rules and regulations and Nasdaq listing standards. The Board of Directors has determined that all Audit Committee members are financially literate and that J. Paul Breitbach qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Audit Committee is governed by a written charter approved by the Board of Directors, which is available on our website at http://www.odfl.com/Company/corpGovernance.jsp. Information regarding the functions performed by this committee is set forth in the “Report of Audit Committee”, which is included in this proxy statement. The Audit Committee met five times in 2004 and held four telephonic meetings, at which all members were present, except that each member missed one telephonic meeting during the year.

Compensation Committee

The Compensation Committee consists of Franz F. Holscher (Chairman), Robert G. Culp, III and John A. Ebeling, each of whom the Board of Directors has determined is independent pursuant to Nasdaq listing standards. The Compensation Committee meets periodically to review and approve the salaries and classifications of our executive officers, other significant employees and our personnel policies, and to evaluate and make recommendations regarding the corporate officers’ compensation and benefit plans. The charter for this committee is available on our website at http://www.odfl.com/Company/corpGovernance.jsp. The Compensation Committee met three times in 2004, and all members were present at each meeting except for Robert G. Culp, III, who was not present at one meeting.

Governance and Nomination Committee

The Governance and Nomination Committee consists of John A. Ebeling (Chairman), J. Paul Breitbach and Robert G. Culp, III, each of whom the Board of Directors has determined is independent pursuant to Nasdaq listing standards. This committee makes recommendations concerning the size and composition of the Board of Directors, evaluates and recommends candidates for election as directors (including nominees recommended by shareholders), coordinates the orientation and educational requirements of new and existing directors, develops and implements the Company’s corporate governance policies and assess the effectiveness of the Board of Directors and its committees. The charter for this committee is available on our website at http://www.odfl.com/Company/corpGovernance.jsp. The Governance and Nomination Committee met twice in 2004, and all members were present at each meeting.

Stock Option Plan Committee

The Stock Option Plan Committee consists of Earl E. Congdon (Chairman), John R. Congdon and Franz F. Holscher. The Committee has authority to administer our 1991 Employee Stock Option Plan. The Stock Option Plan Committee did not meet in 2004.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines, which provide the framework for fulfillment of the Board’s duties and responsibilities in light of the best practices in corporate governance and applicable laws and regulations. The Corporate Governance Guidelines address a number of matters applicable to directors, including director qualification standards, meeting requirements and responsibilities of the Board and its committees. The Corporate Governance Guidelines are available on our website at http://www.odfl.com/Company/corpGovernance.jsp.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and any person performing similar functions) and employees. Our Code of Business Conduct is available on our website at http://www.odfl.com/Company/corpGovernance.jsp. Any waivers or substantive amendments to our Code of Business Conduct applicable to the Company’s directors or executive officers will be disclosed and filed with the SEC on a Form 8-K. Any waiver or substantive amendment of the Code of Business Conduct for directors or executive officers may be made only by the Board or a Board committee.

Shareholder Communications with the Board

Any shareholder desiring to contact the Board or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable)), care of the Corporate Secretary, Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360. Any communication so received will be processed by the Corporate Secretary and be promptly delivered to each member of the Board, or, as appropriate, to the member(s) of the Board named in the communication.

Director Nominations

In evaluating prospective nominees, the Governance and Nomination Committee considers the criteria outlined in our Corporate Governance Guidelines, which include but are not limited to high personal and professional ethics and values; relevant educational and business experience; willingness to devote the time required to evaluate the effectiveness of management; and a commitment to represent the best interests of the Company and its shareholders. After this evaluation process is concluded, the Governance and Nomination Committee will select and submit nominees to the Board of Directors for further consideration and approval.

The Governance and Nomination Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with our bylaws and policies regarding director nominations. Shareholders may submit in writing the names and qualifications of potential director nominees to the Secretary of the Company (500 Old Dominion Way, Thomasville, North Carolina 27360) for delivery to the Chairman of the Governance and Nomination Committee for consideration. When submitting a nomination to the Company for consideration, a shareholder must provide the following minimum information for each director nominee: full name, address, age, principal occupation during the past five years, current directorships on publicly held companies and investment companies, number of Company shares owned, if any, and a signed statement by the nominee consenting to serve as a director if elected. Shareholder nominations for director must also be made in a timely manner and otherwise in accordance with the Company’s bylaws (please refer to Article 3, Section 6 of the Company’s bylaws to determine the precise requirements for any shareholder nomination.) If the Governance and Nomination Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) have beneficially owned greater than 5% of the Company’s outstanding stock for at least one year as of the date of such recommendation, the Company, to the extent required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Governance and Nomination Committee chose to nominate the candidate, as well as certain other information required by SEC rules and regulations.

In addition to potential director nominees submitted by shareholders, the Governance and Nomination Committee will consider candidates submitted by directors, as well as self-nominations by directors, and, from time to time, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates. The Governance and Nomination Committee will investigate potential director candidates and their individual qualifications, and all such candidates, including those submitted by shareholders, will be similarly evaluated by the Governance and Nomination Committee using the board membership criteria described above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a written policy that requires advance approval of all audit services, audit-related services, tax services and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and permissible non-audit services. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditors are engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to pre-approve permitted services under $10,000 provided that the Chairman reports any decisions to all members of the Committee at the earliest convenience. In the event the Chairman is unavailable, the remaining members must unanimously approve the request for permitted services, not to exceed $10,000, and notify the Chairman at the earliest convenience.

Policy for Accounting Complaints

The Audit Committee of the Board of Directors has established procedures for (i) the receipt, retention and treatment of complaints related to accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters, in compliance with section 301 of the Sarbanes-Oxley Act and related SEC rules and regulations. The Audit Committee has contracted with a third party to provide a toll-free telephone service that is staffed 24 hours a day, seven days a week. This service documents the complaint, assigns a reference number to the complaint for tracking purposes and forwards that information, through email, to the Audit Committee Chairman and the Director of Internal Audit. In the event the complaint concerns an internal audit matter, only the Audit Committee Chairman is notified. The Audit Committee Chairman, using whatever resources are required, investigates the complaint and initiates corrective action when appropriate. The identity of the caller and the details of the complaint remain anonymous throughout this process. The Company periodically tests this process to ensure that complaints are handled in accordance with these procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires certain of our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of the reports filed with the SEC since January 1, 2004 and on representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the reports required to be filed in 2004 on a timely basis.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees our financial reporting, internal controls and audit functions on behalf of the Board of Directors and operates under a written charter adopted on April 24, 2000, and most recently revised on March 24, 2004. The Audit Committee is comprised solely of independent directors as defined by Nasdaq listing standards.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States, as well as expressing an opinion on (i) management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (ii) the effectiveness of the Company’s internal control over financial reporting.

During the course of 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the documentation, testing and evaluation and provided oversight and advice to management during the process. In connection with this process, the Committee received periodic updates provided by management and Ernst & Young LLP at the regularly scheduled Committee meetings. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule; (ii) management’s assessment of the effectiveness of the Company’s internal control over financial reporting; and (iii) the effectiveness of the Company’s internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation and assessment in 2005.

The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements”. In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from management and the Company and has received the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees”. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee has reviewed transactions disclosed in this proxy statement between the Company and entities in which the Company’s officers or directors or their affiliates have material interests and has determined that such existing transactions are fair to the Company. Any new transactions with officers, directors or their affiliates, and any extensions, modifications or renewals of existing transactions with such persons must be approved in advance by the Audit Committee as being on terms no less favorable to the Company than the terms that could be obtained in a similar transaction with an unaffiliated party.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Old Dominion Freight Line, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

The Audit Committee,

J. Paul Breitbach, Chairman

John A. Ebeling

Harold G. Hoak

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a three-year overview of the compensation paid to our five most highly compensated executive officers (the “Named Executive Officers”):

Annual Compensation

(a) Name and Principal Position	(b) Year	(c) Salary ($)		(d) Bonus ($) (1)		(e) Other Annual Compensation ($) (2)		(i) All Other Compensation ($) (3)
Earl E. Congdon Chairman of the Board and Chief Executive Officer	2004 2003 2002	$ $ $	435,405 420,900 349,210	$ $ $	1,309,828 768,284 567,436	$ $ $	16,648 13,808 1,620	$ $ $	10,024 16,931 10,324	(4)

David S. Congdon President, Chief Operating Officer and Director	2004 2003 2002	$ $ $	234,365 220,560 212,760	$ $ $	792,791 465,014 343,448	$ $ $	18,207 19,056 9,357	$ $ $	4,702 2,896 1,746	(4)

John B. Yowell Executive Vice President	2004 2003 2002	$ $ $	188,215 174,420 168,180	$ $ $	344,692 202,180 149,325	$ $ $	10,415 9,450 8,482	$ $ $	4,979 3,462 2,231	(4)

John R. Congdon Senior Vice President and Vice Chairman of the Board	2004 2003 2002	$ $ $	302,905 290,900 219,210	$ $ $	185,049 — —	$ $ $	— — —	$ $ $	21,681 25,244 15,629	(4)

J. Wes Frye Senior Vice President – Finance, Treasurer, Chief Financial Officer and Assistant Secretary	2004 2003 2002	$ $ $	173,985 164,600 160,740	$ $ $	241,284 141,526 104,528	$ $ $	— — —	$ $ $	5,111 3,617 1,962	(4)

(1)	Pursuant to an Executive Profit Sharing Bonus Program, we pay monthly incentive cash bonuses to the Named Executive Officers based upon our income before taxes during the fiscal year. Profit-sharing bonuses earned in December may be paid in December based upon an estimate of pre-tax income or they may be paid in the following January based upon actual results. Accordingly, there were 13, 11 and 12 months of bonuses paid in 2004, 2003 and 2002, respectively, as reflected in the amounts as shown. However, the bonus for John R. Congdon reflects the total amount in 2004 to which he is entitled pursuant to his employment agreement, all of which was paid in 2005. See “Report of Compensation Committee” below.

(2)	Includes the personal use of Company automobiles and aircraft, including amounts reimbursed for payment of taxes on that personal use, pursuant to employment agreements with Earl E. Congdon, David S. Congdon and John B. Yowell. See “Employment Agreements” below. Also includes the cost for club membership dues for Earl E. Congdon, David S. Congdon and John B. Yowell.

(3)	Includes pre-tax contributions made to the Old Dominion 401(k) retirement plan, excess premiums paid on group life insurance and the compensation element of premiums paid on split-dollar life insurance policies.

(4)	Allocation of 2004 All Other Compensation:

Name	Company Contribution to 401(k) Plan	Excess Life Insurance Premiums	Split-Dollar Life Insurance
Earl E. Congdon	$3,256	$6,768	$—
David S. Congdon	$4,180	$522	$—
John B. Yowell	$4,115	$864	$—
John R. Congdon	$3,333	$6,768	$11,580
J. Wes Frye	$3,761	$1,350	$—

Pursuant to employment agreements with David S. Congdon and John B. Yowell, each executive is entitled to an additional $10,000,000 in life insurance benefits. In 2004, David S. Congdon obtained such a policy and incurred $19,685 in premiums. Mr. Congdon did not request reimbursement from the Company during the year; therefore, the reimbursement of these premiums is not reflected in the “Other Annual Compensation” column of the Summary Compensation Table. It is expected that Mr. Congdon will request reimbursement of the 2004 and 2005 premiums in 2005. In 2004, John B. Yowell did not obtain an additional life insurance policy to which he is entitled under his employment agreement; therefore, Mr. Yowell received no premium reimbursement in 2004. See “Employment Agreements” below.

Stock Options

Our Board of Directors and shareholders approved and adopted the 1991 Employee Stock Option Plan of Old Dominion Freight Line, Inc. (the “Option Plan”) for the benefit of key employees. The Option Plan covers 562,500 shares of our Common Stock after adjusting for the three-for-two stock splits that occurred on June 16, 2003, and May 20, 2004. The Option Plan provides for the granting of stock options that qualify as incentive stock options pursuant to Section 422 of the Internal Revenue

Code as well as nonqualified options. Earl E. Congdon and John R. Congdon are not eligible to participate in the Option Plan.

The Option Plan does not allow any options to be granted after August 31, 2001; therefore, no options were granted in 2004.

After giving effect to the stock splits, options to purchase 504,000 shares have been granted. As of March 23, 2005, there are options outstanding covering 11,250 shares of Common Stock at an exercise price of $4.444 per share. All of the options have been granted as incentive options.

The following table reflects cumulative information for the last fiscal year regarding exercises under the Option Plan:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

(a) Name	(b) Shares Acquired on Exercise (#)	(c) Value Realized ($) (1)	(d) Number of Securities Underlying Unexercised Options at FY-End Exercisable/Unexercisable (#)	(e) Value of Unexercised In-The- Money Options at FY-End Exercisable/Unexercisable ($) (2)
Earl E. Congdon (3)	—	—	—		—

David S. Congdon	4,500	$91,465	2,250 Exercisable 0 Unexercisable	$ $	68,300 Exercisable 0 Unexercisable

John B. Yowell	4,500	$91,465	2,250 Exercisable 0 Unexercisable	$ $	68,300 Exercisable 0 Unexercisable

John R. Congdon (3)	—	—	—		—

J. Wes Frye	5,625	$92,255	3,375 Exercisable 0 Unexercisable	$ $	102,450 Exercisable 0 Unexercisable

(1)	Value realized is calculated by subtracting the exercise price from the closing price of our stock on the exercise date.

(2)	Value is calculated by subtracting the exercise price from $34.800, the closing price of our stock on December 31, 2004.

(3)	Not eligible to participate in the Option Plan.

Equity Compensation Plan Information

The following table sets forth information as of March 23, 2005 with respect to the Option Plan, the only compensation plan that authorizes the issuance of our equity securities:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	11,250	$4.444	—

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	11,250	$4.444	—

Employment Agreements

On May 17, 2004, we entered into employment agreements with Earl E. Congdon, Chief Executive Officer and Chairman of the Board of Directors; John R. Congdon, Senior Vice President and Vice Chairman of the Board of Directors; David S. Congdon, President and Chief Operating Officer; and John B. Yowell, Executive Vice President. Each of these agreements were reviewed and approved by the Compensation Committee. Each separate agreement requires the executive to perform duties customarily performed by persons holding their respective positions and to perform other services and duties reasonably assigned from time to time by the Company or the Board of Directors with respect to the agreements with Earl E. Congdon and John R. Congdon.

Earl E. Congdon and John R. Congdon

The employment agreements with Earl E. Congdon and John R. Congdon provide for each executive to receive a base salary to be reviewed annually in accordance with standard payroll practices and procedures applicable to the Company’s executive officers, and both executives are entitled to participate in the Company’s Executive Profit Sharing Bonus Program. The Board may also award a discretionary bonus to be paid to each executive in the manner specified by the Board at the time any such bonus is approved. Earl E. Congdon is also entitled to: (i) a special annual bonus equal to the amount necessary to pay all taxes applicable to income derived from the personal use of corporate aircraft (as well as any taxes on the special annual bonus itself); (ii) membership dues and initiation fees for membership in private clubs; and (iii) an automobile for personal and business use.

Each of the employment agreements provide for a term commencing June 1, 2004, and continuing until the earliest of: (i) the death of the executive; (ii) upon written notice by either of the executives or the Company a desire to terminate, subject to a 365-day notice requirement (the “365-Day Notice Exception”); (iii) termination for “cause” (as defined in the employment agreements); and (iv) termination resulting from total disability. The executive may terminate his employment and forego the 365-day notice requirement if the notice of termination is within 12 months of a change in control. Principally, a change in control is defined in the agreement to be either: (a) the date any person or group of persons, excluding employee benefit plans, directly or indirectly becomes the beneficial owner of 20% or more of the combined voting power of the then outstanding shares of Common Stock; (b) the date when individuals who at the beginning of any two-year period constitute the Board, plus new directors whose nomination or election was approved by two-thirds of the directors still in office at the beginning of the two-year period, cease for any reason during the two-year period to constitute at least two-thirds of the members of the Board; (c) the date shareholders approve an equity transaction that would result in the voting securities of the Company immediately prior to the transaction to represent less than 60% of the combined voting power of the Company or surviving entity immediately after the transaction; (d) the date shareholders approve a plan of complete liquidation; (e) the date shareholders approve an agreement to dispose of substantially all of the Company’s assets; (f) the date of a bankruptcy filing; or (g) the date of any event that the Board determines to constitute a substantial threat to corporate policy or effectiveness.

If either executive’s employment is terminated by the Company or the executive through exercise of the 365-Day Notice Exception, and such exercise occurs within 12 months of a change in control, the executive is entitled to receive a lump sum payment equal to three times the average annual compensation for the prior five taxable years before the change in control, less one dollar. If employment is terminated by the 365-Day Notice Exception and does not occur within 12 months of a change in control, the executive is due only the compensation not paid through the termination date.

Each executive is also subject to a non-competition and non-solicitation clause, which covers the term of the executive’s employment plus the twenty-four month period following such executive’s termination of employment.

David S. Congdon and John B. Yowell

The employment agreements with David S. Congdon and John B. Yowell provides for each executive to receive a base salary, participation in the Executive Profit Sharing Bonus Program, discretionary bonuses as determined by the Board, $10,000,000 in life insurance benefits, a special annual bonus equal to the amount necessary to pay all taxes applicable to income derived from Company paid life insurance benefits and the personal use of corporate aircraft (as well as any taxes on the special annual bonus itself), membership dues and initiation fees for membership in private clubs, and an automobile for personal and business use.

Each of the agreements provide for a term commencing on June 1, 2004 and continuing until the earliest of: (i) May 31, 2007; (ii) the date of death of the executive; (iii) upon written notice by either the executive or the Company to terminate, subject to a 90-day notice requirement (the “90-Day Notice Exception”); (iv) the date of termination due to cause (as defined in the agreements); (v) the date the executive terminates his employment for good reason, which includes a breach of the employment contract, resignation due to a change in control (as defined in the above description of the Earl E. Congdon and John R. Congdon employment agreements), any reduction in the executive’s base salary, the dissolution or liquidation of a significant portion of Company assets, the assignment of duties inconsistent with the executive’s position, exclusion from employee benefit plans, transfer of primary work location or substantially greater travel requirements; or (vi) the date of total disability. Unless written notification is provided by either of the executives or the Company, the term is automatically extended on the first day of each month for one additional calendar month beginning July 1, 2004, unless either of the executives or the Company desires to fix the term for a definite three-year period.

Upon termination due to the Company’s exercise of the 90-Day Notice Exception by the Company, disability, good reason, the executive’s exercise of the 90-Day Notice Exception after attaining the age of 65 or the expiration of a three-year term after being fixed by the Company, the executive is entitled to receive: (i) the base salary through the last day of the month of termination; (ii) three years of annual compensation continuance, to be paid weekly, calculated by averaging the three years in the five-year period preceding termination that produces the highest average annual compensation; and (iii) a lump sum special termination bonus equal to the amount of the highest annual bonus earned by the executive during any one of the three calendar years preceding termination. During the compensation continuance period, the Company will pay the entire cost for the executives and their families to participate in the Company welfare benefit programs, which include health, dental, vision and life insurance programs, and the executives will continue to participate in the Company’s non-qualified deferred compensation plan.

Each executive is also subject to a non-competition and non-solicitation clause, which covers the term of the executive’s employment plus the twenty-four month period following such executive’s termination of employment.

Old Dominion 401(k) Retirement Plan

All employees meeting certain service requirements are eligible to participate in the Company’s 401(k) employee retirement plan. Employee contributions are limited to a percentage of their compensation, as defined in the plan. Company contributions are based upon the greater of a percentage of employee contributions or ten percent of net income.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee (the “Committee”) is responsible for conducting an annual review of the Company's compensation plans and policies for its executive officers, including an evaluation of the components of compensation, the standards of performance measurement and the relationship between performance and compensation. Our charter reflects these responsibilities and the Committee and the Board periodically review and consider appropriate changes to the charter. The Committee consists entirely of independent directors chosen by the Board and meets at scheduled intervals during the year or as required to fulfill its responsibilities. The Committee has the authority to utilize internal resources, as well as engage outside advisors and counsel. The Chairman of the Committee reports its actions and deliberations to the Board at quarterly scheduled Board meetings.

General Compensation Philosophy

We have historically relied on three primary components to compensate our executive officers; base salary, executive profit sharing and incentive stock options.

Base Salary– The Committee sets base salary to approximate competitive market levels, which have been determined from contacts with other carriers in the LTL industry, compensation consultants and other public information, such as filings with the SEC. Annual increases to base salaries for executive officers are generally limited to cost of living adjustments; however, the Committee periodically reviews these base salaries for competitiveness and makes adjustments as deemed appropriate.

Executive Profit Sharing Bonus Program – The Company’s Executive Profit Sharing Bonus Program rewards key officers and other management personnel. Participants in the plan are eligible to receive a percentage, determined by the Committee, of pre-tax profits. Periodically, the Compensation Committee reviews the balance between executive profit sharing bonuses and base salary for each executive to ensure that each executive’s overall compensation is appropriate. Pre-tax profits increased 42.6% in 2004 and 49.7% in 2003, resulting in similar increases in the amount of executive profit sharing bonuses paid to participating executives.

Stock Options – In 1991, our Board of Directors and shareholders adopted the 1991 Employee Stock Option Plan under which 562,500 shares of our Common Stock, after adjusting for the three-for-two stock splits occurring on June 16, 2003 and May 20, 2004, were reserved for grant to benefit key employees. Under the Option Plan, no options could be granted after August 31, 2001, and only 11,250 options remain unexercised at March 23, 2005. While the Option Plan is administered by the Stock Option Plan Committee, the compensation to executives resulting from the grant of stock options is considered by the Committee in our overall evaluation of executive compensation. The remaining unexercised options granted under the Option Plan will expire in 2005; therefore, the granting and exercise of incentive stock options will no longer be a component of executive compensation.

Determining Executive Compensation

In 2004, the Committee engaged a third-party compensation consultant to assist in reviewing the compensation of the Company’s executive officers. The findings of the compensation consultant, which were corroborated by the Committee, included the following observations concerning compensation risks to our key executives inherent in our executive compensation programs:

•	The compensation in place for the Company’s key executives did not offer any protection against a change in control or ownership of the Company, which, if such an event were to occur, could have an adverse effect on the overall compensation and retention of those employees; and

•	The Company’s executive compensation programs did not provide any long-term retirement incentives to retain key executives, which are typical for executives with similar responsibilities at comparable companies.

The Committee affirmed its belief that the weight on pay-for-performance incentives produces results that are more aligned with overall corporate objectives and shareholder interests. The Committee recognized that this philosophy can produce higher-than-market compensation in periods of high financial achievement, but conversely may not provide a long-term incentive for executives to weather periods of lower economic cycles. The Committee also acknowledged that the absence of protection against changes in control and the absence of long-term retirement incentives were additional elements of risk in retaining key senior management.

The Committee concluded that the stability and retention of our key executive management team is critical to the success of the Company and determined that changes in the elements of executive compensation were necessary. Accordingly, the Company entered into four separate employment agreements with the following employees: Earl E. Congdon, our Chief Executive Officer and Chairman of the Board of Directors; John R. Congdon, our Senior Vice President and Vice Chairman of the Board of Directors; David S. Congdon, our President and Chief Operating Officer; and John B. Yowell, our Executive Vice President. A summary of these agreements is provided in this proxy statement under the heading “Employment Agreements”.

Compensation for the Chief Executive Officer

In evaluating Earl E. Congdon’s base salary, the Committee considered Mr. Congdon’s tenure with the Company, his leadership and experience in the industry and comparisons with other chief executive officers with similar responsibilities at other similarly-sized public companies, which were obtained from public sources. Based upon this review, the Committee determined that Mr. Congdon’s base salary was competitive and approved an increase to the base salary of 1.5%, effective May 21, 2004, which approximated an adjustment for inflation. In addition, the Committee did not change Mr. Congdon’s level of participation in the Company’s Executive Profit Sharing Bonus Program because we believe that the profit sharing bonus provided by the plan in 2004 is appropriate for the 42.6% increase in pre-tax profits achieved.

As a result of the findings of the compensation consultant and other deliberations, the Company and Mr. Congdon executed an employment agreement on May 17, 2004, which established a 365-day notice of termination by either party, unless the termination was due to death, disability, cause or within 12 months of a change in control (as defined in the agreement). If termination by notice, initiated by either party, occurs within 12 months of a change in control, Mr. Congdon is entitled to a lump sum payment of three times his average annual salary for the preceding five-year taxable period less one dollar. Otherwise, Mr. Congdon is entitled only to a lump sum payment equal to the compensation earned but not paid through the termination date. The contract allows Mr. Congdon to continue to participate in the Executive Profit Sharing Bonus Program and other employee benefit plans common to all Company employees. The contract also provides for a special annual bonus equal to the amount necessary to pay income taxes applicable to income derived from the personal use of corporate aircraft, as well as any income taxes resulting from the special annual bonus itself. In addition, Mr. Congdon is entitled to membership dues and initiation fees for membership in private clubs, and the personal and business use of a Company automobile. The Board may also award Mr. Congdon a discretionary bonus from time to time, based upon factors it considers appropriate at the time of its deliberations.

Compensation for Other Officers

The employment agreement between the Company and John R. Congdon executed May 17, 2004, provides for a base salary of $299,780, effective on May 21, 2004, which consists of an annual inflationary adjustment increase of 2.1% over his base salary prior to the agreement. In addition, Mr. Congdon is entitled to participate in the Company’s Executive Profit Sharing Bonus Program and may receive discretionary bonuses awarded by the Board. The employment agreement also provides Mr. Congdon with the same 365-day notice of termination and change in control provisions that apply to the employment agreement with Earl E. Congdon.

The employment agreements with David S. Congdon and John B. Yowell, also executed on May 17, 2004, provides each executive a rolling three-year employment term, participation in the Executive Profit Sharing Bonus Program, discretionary bonuses as determined by the Board, $10,000,000 of life insurance benefits for each executive, a special annual bonus equal to the amount necessary to pay all taxes applicable to income derived from Company paid life insurance benefits and the personal use of corporate aircraft (as well as any taxes on the special annual bonus itself), membership dues and initiation fees for membership in private clubs, and an automobile for personal and business use. Both contracts also provide for a three-year compensation continuance in the event of termination due to a 90-day termination notice by the Company, disability, good reason, a 90-day termination notice by the executive after attaining the age of 65 or the expiration of a fixed three-year term that may be fixed by the Company and the executive. The compensation continuance provision entitles each executive to receive three years of annual compensation to be paid through normal cycles, calculated by averaging the three years in the five-year period preceding termination that produces the highest average annual compensation, and a lump sum special termination bonus equal to the highest bonus earned by the executive during any one of the three calendar years preceding termination. The Company would also pay the entire cost for each executive and their family to participate in the Company’s welfare benefit programs during the three-year compensation continuance period, and each executive would be allowed to continue to participate in the Company’s non-qualified deferred compensation plan.

The base salary for all of our other officers is based upon the experience and qualifications of each officer, with the additional objective of remaining competitive in the industry in recruiting and retaining a well-qualified, effective management team. Each other officer’s level of participation in the Executive Profit Sharing Bonus Program is determined by the Committee based upon the officer’s performance and relative position within the organization.

Section 162(m) of the Internal Revenue Code (the “Code”) generally limits amounts that can be deducted for compensation paid to executives to $1 million, unless certain requirements are met. In

2004, the components of compensation that exceeded this threshold for Earl E. Congdon and David S. Congdon, and are thus deemed nondeductible to the Company under Section 162(m) of the Code, were $766,873 and $40,768, respectively. No other executive received compensation in excess of $1 million in 2004. The Compensation Committee will continue to monitor the applicability of this section of the Code to our compensation program each year.

The Compensation Committee,

Franz F. Holscher, Chairman

Robert G. Culp, III

John A. Ebeling

Compensation Committee Interlocks and Insider Participation

John A. Ebeling, who serves as a member of our Compensation Committee, formerly served as Vice Chairman of the Company from May 1997 to May 1999 and as President and Chief Operating Officer of the Company from August 1985 to May 1997. As part of its determination that a majority of the members of the Board of Directors are independent in accordance with applicable Nasdaq listing standards, the Board reviewed and considered Mr. Ebeling’s former employment with the Company. The Board has determined that such former employment does not impair or otherwise affect Mr. Ebeling’s status as an independent director.

Compensation of Directors

For the period between October 27, 2003 and May 15, 2005, each of the Company’s outside directors has received and is entitled to receive an annual retainer of $20,000 plus $1,500 for each Board meeting attended. The chairman of the Audit Committee receives an additional annual retainer of $5,000 and the members of that committee receive an additional annual retainer of $3,000. The chairman of the Compensation Committee receives an additional annual retainer of $3,000 and the members of that committee receive an additional annual retainer of $2,000. In addition, all members of these committees receive $1,500 for each meeting attended that is not held in conjunction with a meeting of the entire Board of Directors.

On January 31, 2005, the Board of Directors approved changes to the fee structure for outside directors, which becomes effective on May 16, 2005. Under the new fee structure, each outside director will receive an annual retainer of $22,500 plus $1,500 for each Board meeting attended. The chairman of the Audit Committee will receive an additional annual retainer of $7,500 and each member of that committee will receive an additional annual retainer of $5,000. The chairman of the Compensation Committee will receive an additional annual retainer of $5,000 and each member of that committee will receive an additional annual retainer of $3,000. The chairman of the Governance and Nomination Committee will receive an additional annual retainer of $5,000 and each member of that committee will receive an additional annual retainer of $3,000. In addition, all members of these committees will receive $1,500 for each meeting attended that is not held in conjunction with a meeting of the entire Board of Directors.

All outside directors receive reimbursement of expenses incurred as a director. Directors who are also officers of the Company receive no retainers or expense reimbursements.

Performance Graph

The following graph compares the total shareholder cumulative returns, assuming the reinvestment of all dividends, of $100 invested on December 31, 1999, in (i) our Common Stock, (ii) the Nasdaq Trucking & Transportation Stocks and (iii) The Nasdaq Stock Market (US) for the five-year period ended December 31, 2004:

Cumulative Total Return

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Old Dominion Freight Line, Inc.	$100.00	$88	$118	$264	$476	$728
Nasdaq Trucking and Transportation Stocks	$100.00	$91	$107	$109	$157	$201
The Nasdaq Stock Market	$100.00	$60	$48	$33	$49	$54

RELATED PARTY TRANSACTIONS

Family Relationships

Earl E. Congdon, the Chairman of our Board of Directors and Chief Executive Officer, is the brother of John R. Congdon, the Vice Chairman of our Board of Directors, and is the father of David S. Congdon, our President and Chief Operating Officer. John B. Yowell, the Executive Vice President, is the son-in-law of Earl E. Congdon. John R. Congdon, Jr., a director, is the son of John R. Congdon. Except for Mr. Yowell, each of them beneficially owns more than 5% of our Common Stock.

Transactions with Old Dominion Truck Leasing, Inc.

Old Dominion Truck Leasing, Inc. (“Leasing”), a North Carolina corporation whose voting stock is owned by the Earl E. Congdon Intangibles Trust, David S. Congdon, Trustee, the John R. Congdon Revocable Trust and members of Earl E. Congdon’s and John R. Congdon’s families, is engaged in the business of purchasing and leasing tractors, trailers and other vehicles. John R. Congdon is Chairman of the Board of Leasing, and Earl E. Congdon is Vice Chairman of the Board of Leasing. Since 1986, we have combined our requirements with Leasing for the purchase of tractors, trailers, equipment, parts, tires and fuel. We believe that, by combining our requirements, we are often able to obtain pricing discounts because of the increased level of purchasing. While this is beneficial, we believe that the termination of this relationship would not have a material adverse impact on our financial results.

In 2004, we charged Leasing $7,000 for vehicle repair, maintenance and other services, which we provide to Leasing at cost plus a negotiated markup. Also in 2004, we were paid $12,000 annual rental for a vehicle maintenance facility located in South Bend, Indiana, and we were paid $11,000 for the lease of a vehicle maintenance facility located in Chesapeake, Virginia.

We purchased $346,000 of maintenance and other services from Leasing in 2004. We believe that the prices we pay for such services are lower than would be charged by unaffiliated third parties for the same quality of work, and we intend to continue to purchase maintenance and other services from Leasing, provided that Leasing’s prices continue to be favorable to us.

We also paid Leasing $2,000 in 2004 for equipment leased by a customer. Our customer reimbursed us for the lease amount through a periodic billing process that includes charges for additional services we provided to this customer. In order to provide this customer with a transportation management solution that involved dedicated equipment, we presented the customer with competing bids for a leased tractor. After reviewing the bids, the customer approved the use of Leasing. The Company received no commission or other financial benefit from Leasing or any other party in connection with the transaction. Our Audit Committee adopted a policy applicable to providing leased equipment to our customers. According to this policy, prior to providing leased equipment to our customers, the Company will obtain a minimum of three bids from vendors approved by the customer. When Leasing is one of the vendors approved to submit bids, the Company will disclose to the customer the Company’s affiliation with Leasing. The policy requires management to report to the Audit Committee quarterly regarding transactions with customers in which Leasing provides the leased equipment.

Split-Dollar Life Insurance Policies

We are a party to two split-dollar life insurance contracts insuring the life of John R. Congdon. We have endorsed a total of $2,000,000 of the death benefits provided by the policies to Mr. Congdon’s spouse and the compensation for Mr. Congdon resulting from this transaction has been reported in the “All Other Compensation” column of the Summary Compensation Table in this proxy statement.

Audit Committee Approval

Each of the foregoing transactions has been reviewed by the Audit Committee of our Board of Directors, which consists of three independent directors. The Audit Committee has approved the transactions that continue to be in effect and determined that they are fair to the Company. The Audit Committee believes that the terms and conditions of the foregoing transactions are substantially the same as, or more favorable to the Company than, transactions that would be available from unaffiliated parties. Any extensions, modifications or renewals of existing transactions with such persons must be approved, in advance, by the Audit Committee and must be on terms no less favorable to the Company than the terms that could be obtained in a similar transaction with an unaffiliated party.

INDEPENDENT AUDITOR FEES AND SERVICES

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, who have served as our independent auditors since 1994, to audit our financial statements and our internal control over financial reporting for the year ended December 31, 2005 and to attest to management’s report on internal control over financial reporting. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to any appropriate questions. Ernst & Young LLP charged the following fees for services performed in 2004 and 2003:

	Fiscal 2004	Fiscal 2003
Audit Fees	$650,000	$168,000
Audit-Related Fees	—	—
Tax Fees	82,000	65,000
All Other Fees	—	—

Total	$732,000	$233,000

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements for fiscal years 2004 and 2003, including fees associated with the annual audit and reviews of our quarterly reports on Form 10-Q, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years. In 2004, audit fees include fees totaling $81,000 for professional services rendered in connection with the filing of an SEC registration statement. Audit Fees for 2004 also include the aggregate fees billed for professional services rendered for the audits of (i) management’s assessment of the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act and (ii) the effectiveness of the Company’s internal control over financial reporting.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and internal control over financial reporting, including services in connection with assisting the Company in its compliance with Section 404 of the Sarbanes-Oxley Act and related regulations and which are not reported above under “Audit Fees”.

Tax Fees. This category includes the aggregate fees in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice. Tax compliance includes the preparation of state and federal income tax returns. Tax planning and tax advice includes assistance with various tax accounting methods, analysis of various state filing positions and assistance in obtaining state and federal tax credits.

All Other Fees. This category includes the aggregate fees in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under “Audit Fees”, “Audit-Related Fees” or “Tax Fees”. There were no such services provided in fiscal year 2004 or fiscal year 2003.

The Company’s engagement of Ernst & Young LLP in 2004 to provide these services described above was approved by the Audit Committee in accordance with our written Pre-Approval Policy.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2004, without charge, from our web site, http://www.odfl.com, or by writing to J. Wes Frye, Senior Vice President – Finance, Treasurer, Chief Financial Officer and Assistant Secretary, Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360. Exhibits are not included, but copies of them may be obtained upon payment of copying charges.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers or other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or Annual Report to Shareholders may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request submitted in writing to the Company at the following address: Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360, Attention: J. Wes

Frye, Senior Vice President – Finance, Treasurer, Chief Financial Officer and Assistant Secretary or by contacting the Company at (336) 889-5000. Any shareholder who wants to receive separate copies of the Annual Report to Shareholders and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact the Company at the above address or telephone number.

DEADLINE FOR SHAREHOLDER PROPOSALS

Any shareholder desiring to present a proposal for action at our 2006 Annual Meeting must ensure that the proposal is received by the Company at its principal executive offices no later than December 16, 2005.

In addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a shareholder, even if the proposal is not to be included in the Company’s proxy statement, our bylaws provide that the shareholder must give timely notice of such business in writing to the Secretary of the Company at least 60 days and not more than 90 days prior to the meeting, except that if public disclosure of the date of the meeting is given less than 70 days prior to the meeting, notice by the shareholder will be considered timely if received by the Secretary by the close of business on the 10th day after public disclosure of the date of the meeting. As to each item of business, the notice must contain: (i) a brief description of the business to be brought before the meeting and the reasons therefor; (ii) the name and the address of record of the shareholder and the number of shares of the Company’s stock owned of record or beneficially by the shareholder; and (iii) any material interest the shareholder has in the proposed business, other than in his or her capacity as a shareholder.

By Order of the Board of Directors

Joel B. McCarty, Jr.
Secretary

Thomasville, North Carolina

April 15, 2005

PROXY

OLD DOMINION FREIGHT LINE, INC.

The undersigned shareholder of Old Dominion Freight Line, Inc. designates Earl E. Congdon, John R. Congdon and Joel B. McCarty, Jr., and any of them, agents to vote the shares of the undersigned at the Annual Meeting of Shareholders, Monday, May 16, 2005, at 10:00 a.m. local time, and at any adjournment thereof, as follows:

Please sign the proxy printed on the other side and return

it at once unless you expect to attend the meeting in person.

If any other business is presented at the meeting, this proxy will be voted in accordance with the recommendations of

management.

(Continued on reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

OLD DOMINION FREIGHT LINE, INC.

May 16, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯	Please detach along perforated line and mail in the envelope provided.	¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1)	To elect a board of nine directors.
NOMINEES:
☐	FOR ALL NOMINEES	m Earl E. Congdon m John R. Congdon m J. Paul Breitbach m David S. Congdon m John R. Congdon, Jr. m Robert G. Culp, III m John A. Ebeling m Harold G. Hoak m Franz F. Holscher

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER.

IF NO SPECIFICATION IS MADE WITH RESPECT TO A MATTER WHERE A BALLOT IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER.

Your shares should be represented at the meeting by your proxy. The meeting will be held Monday, May 16, 2005, at 10:00 a.m. local time, at the Executive Offices of Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority to vote, as shown here: •			PLEASE SIGN AND SEND IN YOUR PROXY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.